SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2007

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.05.                  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of
the Code of Ethics

                On November 2, 2007, our board of directors amended and restated our Code of Business Conduct.  A copy of our Code of Business Conduct is publicly available on the investor portion of our Company website at www.wholefoodsmarket.com.  The purposes of amending and restating our Code of Business Conduct were conforming disclosure to other stated Company policies, generally updating the Code and enhancing the awareness and readability of the Code.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: November 6, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer